UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 28, 2018 (September 27, 2018)

Freshpet, Inc.

(Exact Name of Registrant As Specified In Its Charter)

Delaware	001-36729	20-1884894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Plaza Drive, 1st Floor

Secaucus, New Jersey 07094

(Address of Principal Executive Offices, including Zip Code)

(201) 520-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2018, the Board of Directors (the “Board”) of Freshpet, Inc. (the “Company” or “Freshpet”) appointed Leta Priest as an independent member of the Board. Ms. Priest, also known as Dede, will serve as a Class III director.

Ms. Priest, age 59, has over 30 years of executive and senior leadership experience in the retail and consumer packaged goods industries. She is the President of LDP Consulting, LLC. Prior to that, Ms. Priest was a key leader in food for Walmart Inc. (“Walmart”) from May 2003 to November 2015 during their expansion of grocery, including having served as Senior Vice President and General Merchandising Manager, Fresh Food from 2009 to 2015. For nearly eight years, Ms. Priest served as Senior Vice President, General Merchandising Manager in other key areas of food for Walmart from January 2007 through 2015. She began her career with Walmart as Vice President of Food Development. During her tenure at Walmart, Ms. Priest was responsible for leading merchandising activities for multi-billion dollar businesses, improving customer experience in food and achieving growth in key product categories. She joined Walmart from Safeway Inc. where she served as Vice President Corporate Brands, North America from January 1998 to April 2003. Ms. Priest has 11 years of consumer products experience with senior leadership roles in brand management and product development with The Torbitt & Castleman Company LLC and Dole Food Company, Inc. Since April 2018, she has served as an independent director on the Board of Milo’s Tea Company, Inc. and she is a director on the board for the National Council on Aging. In 2017, she completed seven years of service as a director on the Board of Feeding America.

In connection with Ms. Priest joining the Board, she was granted restricted shares of the Company’s common stock, pursuant to Freshpet’s 2014 Omnibus Incentive Plan, with a grant date fair value of $35,000, which represented 960 shares. The restricted shares vest on the first anniversary of the grant date, subject to Ms. Priest’s continued service on the Board at such date.

The Company increased the size of the Board from 10 members to 11 in connection with Ms. Priest’s appointment to the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 28, 2018	FRESHPET, INC.

	By:	/s/ Richard Kassar
	Name:	Richard Kassar
	Title:	Chief Financial Officer